UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2012

APPLETON PAPERS INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

33-82084	36-2556469
(Commission File Number)	(I.R.S. Employer Identification No.)

825 East Wisconsin Avenue, P.O. Box 359, Appleton, Wisconsin	54912-0359
(Address of principal executive offices)	(Zip Code)

(920) 734-9841
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry Into a Material Definitive Agreement

On February 22, 2012, Appleton Papers Inc. entered into a Supply Agreement (the “Supply Agreement”) with Domtar Paper Company, LLC and Domtar A.W. LLC (collectively, the “Supplier”).  The effectiveness of the Supply Agreement is subject to any obligations of decision making bargaining with representatives of Local 266 of the United Steelworkers Union. Under the terms of the Supply Agreement, the Supplier shall be the exclusive supplier of certain thermal and carbonless base paper used by Appleton.  The term of the Supply Agreement is fifteen years, subject to successive five year renewal terms unless either party gives the other party notice of non-renewal at least two years prior to the expiration of the then current term.  The obligations of the Supplier are guaranteed by Domtar Corporation.

Prices to be paid by Appleton for base paper are subject to certain rebates and certain adjustments during the term of the Agreement based on volume, changes to raw material pricing, freight prices and productivity gains.  The Supplier has agreed to be competitive in terms of price, delivery, quality and services.  The Supply Agreement includes certain penalties if either Supplier or Appleton fails to fulfill its respective obligations thereunder.

The Supply Agreement may be terminated by either party in the event (i) the other party defaults in the performance of any of its material duties or obligations thereunder and fails to cure such default within 20 days after notice thereof or (ii) the other party is in material default in the performance of the Supply Agreement after certain specified bankruptcy and reorganization events.

Item 2.05                      Cost Associated with Exit or Disposal Activities

On February 22, 2012, in connection with its approval of the Supply Agreement, and subject to any obligations of decision making bargaining with representatives of Local 266 of the United Steelworkers Union, the Board of Directors authorized a plan for Appleton to dispose of papermaking assets at its facility in West Carrollton, Ohio and move more carbonless coating to Appleton’s converting plant in Appleton, Wisconsin.  The Company plans to continue its thermal coating operations at the facility in West Carrollton.  The plan is expected to result in pre-tax charges associated with the manufacturing capacity rationalization.  The plan is expected to result in a reduction of approximately 330 jobs at the West Carrollton mill.  The Board has delegated authority to the company’s management to determine the final plan with respect to these initiatives, which are expected to include employee termination costs (including related pension and benefit costs), accelerated depreciation on certain equipment and other associated costs (including possible asset relocation).  As management has not yet finalized the specific actions to be taken, except as set forth under Item 2.06 below, the company is unable to make a good faith estimate of (i) the amount or range of amounts of each major type of cost that will be incurred, or (ii) the amount or range of amounts of costs that will result in future cash expenditures.

When the company is able to make a good faith estimate of the amount or range of amounts of each major type of cost, and the amount or range of amounts of costs that will result in future cash expenditures, it will file an amendment to this Current Report on Form 8-K and disclose the estimates. Also, once the company obtains more information, it will disclose a more narrow range of the estimated total costs associated with the plan.

Appleton expects to realize pretax benefits ranging from $25 to $30 million annually as a result of the Supply Agreement and cessation of paper manufacturing in West Carrollton.

Forward-Looking Statements

This document contains both historical and forward-looking statements. Forward-looking statements are not based on historical facts but instead reflect our expectations, estimates or projections concerning future results or events, including, without limitation, our expectations as to anticipated pre-tax restructuring charges and future cost savings. These statements generally can be identified by the use of forward-looking words or phrases such as “believe,” “expect,” “anticipate,” “may,” “could,” “intend,” “intent,” “belief,” “estimate,” “plan,” “likely,” “will,” “should” or other similar words or phrases. These statements are not guarantees of performance and are inherently subject to known and unknown risks, uncertainties and assumptions that are difficult to predict and could cause our actual results, performance or achievements to differ materially from those expressed in or indicated by those statements. We cannot assure you that any of our expectations, estimates or projections will be achieved.

The forward-looking statements included in this document are only made as of the date of this document and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances.

Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation:

•	the preliminary nature of the estimates related to the company’s manufacturing rationalization plan, and the possibility they may change as the company management develops and finalizes its plans;

•	the company’s ability to implement the strategic initiatives in a timely manner that will positively impact our financial condition and results of operation;

•	the impact of the strategic initiatives on the company’s relationships with its employees, its major customers and vendors;

•	the company’s ability to improve operations and realize cost savings;

The list of factors above is illustrative, but by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty.

Item 2.06                      Material Impairments

On February 22, 2012, management concluded that, subject to any obligations of decision making bargaining with representatives of Local 266 of the United Steelworkers Union, a material charge for impairment and accelerated depreciation of certain equipment located at West Carrollton facility totaling approximately $80 million to $90 million will be required as a result of the manufacturing rationalization plan described in Item 2.05 of this Current Report on Form 8 K.  Appleton does not expect this charge to result in future cash expenditures.

Item 7.01.                      Regulation FD Disclosure

On February 23, 2012, the company issued a press release, a copy of which is being furnished as Exhibit 99.1 to this Current Report on Form 8-K, announcing the Supply Agreement.

On February 24, 2012, management of the company will participate in a conference call discussing the Supply Agreement.  A copy of the presentation materials used in the call is furnished as Exhibit 99.2 to this current report on Form 8-K.

The information furnished pursuant to this Item 7.01, including the attached exhibits, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (or “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information or exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933 or Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.                      Financial Statements and Exhibits

(d)           Exhibits

99.1	Press release of Appleton Papers Inc., dated February 23, 2012

99.2	Presentation Materials of Appleton Papers Inc., dated February 24, 2012

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLETON PAPERS INC.
By:	/s/ Jeffrey J. Fletcher
Jeffrey J. Fletcher Vice President and Controller
Date:	February 23, 2012